UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               Washington DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) : November 17, 2004

                     INTERACTIVE MARKETING TECHNOLOGY, INC.
                     --------------------------------------
             (Exact name of Registrant as Specified in its Charter)

                             -----------------------

           Nevada                     000-29019                22-3617931
           -------                    ---------                ----------
(State or Other Jurisdiction   (Commission file Number)      (IRS Employer
       of Incorporation)                                     Identification No.)


12400 Ventura Blvd., # 645, Studio City, California                       91604
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(Address of principal executive offices)                             (Zip Code)

                                 (818) 618-3038
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


Item 1.01     Entry into a material definitive agreement

          (a) As more fully described in Item 2.01 below, the Registrant entered into a Share Exchange Agreement dated November 17, 2004, pursuant to which it agreed to acquire all of the issued and outstanding shares of Metrolink Pacific Limited, an International Business Company organized to do business under the laws of the British Virgin Islands, in exchange for a controlling interest in the Registrant.

Item 2.01     Acquisition or disposition of assets

          (a) On November 17, 2004, Metrolink Pacific Limited, an International Business Company organized to do business under the laws of the British Virgin Islands ("Metrolink Pacific"), entered into a Share Exchange Agreement pursuant to which the Registrant acquired all of the outstanding shares of Metrolink Pacific in exchange for a controlling interest in the Registrant (the "Reorganization"). Pursuant to the Share Exchange Agreement dated November 17, 2004, by and among the Registrant, Metrolink Pacific and the shareholders of Metrolink (the "Purchase Agreement"), the Registrant has agreed to issue an aggregate of 109,623,006 shares of its common stock (representing 85% of the Registrant's capital stock outstanding) in exchange for all of the issued and outstanding shares of Metrolink Pacific capital stock transferred to the Registrant by each Metrolink Pacific shareholder at the closing. Metrolink Pacific will become wholly-owned subsidiary of the Registrant upon completion of the Share Exchange Agreement.

               Metrolink Pacific was established in September 2004 as an investment holding company for the business of provision of artist management services. Metrolink Pacific, through its three wholly-owned subsidiaries, namely, China Star Management Limited, Anglo Market International Limited and Metrolink Global Limited, provides artist management services.

Item 3.02     Unregistered sales of securities

          (a) In connection with the Reorganization described above, on November 17, 2004, the Registrant has agreed to issue 109,623,006 shares of its common stock to the shareholders of Metrolink Pacific in exchange for all of the issued and outstanding shares of Metrolink Pacific capital stock held by such shareholders. These issuances will be made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

Item 5.01     Changes in control of registrant

          (a) In connection with the Reorganization described above, Imperial International Limited, an International Business Company organized to do business under the laws of the British Virgin Islands ("Imperial") has agreed to transfer all of its shares of Metrolink Pacific in exchange for 109,623,006 shares of common stock of the Registrant, which represents approximately 85% of the issued and outstanding shares of capital stock of the Registrant immediately following the Reorganization.

          (b)  Not applicable.


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Item 5.02     Departure of directors or principal officers; election of
              directors;

              Appointment of principal officers.

          (a)  Not applicable.

          (b) - (c)  Not applicable

Item 5.02 (d) In connection with the Reorganization described above, Mr. Chen Ming Yin, Tiffany and Mr. Tang Chien Chang will be named directors of the Registrant. The new members of the board of directors of the Registrant have not yet been named to any board committees.

Item 8.01     Other events

              Within 60 days after completion of the Share Exchange Agreement, the Registrant expects to change its name to China Artists Agency, Inc.

Item 9.01     Financial statements and exhibits

              (a)-(b) Financial statements and pro forma financial information.

                      The Registrant intends to file the required financial statements and pro forma financial information by way of an amendment to this Form 8-K on or before January 22, 2005.


(b)      Exhibits

             2.1 Share Exchange Agreement dated November 17, 2004 by and among, inter alia, the Registrant, Metrolink Pacific, and the shareholders of Metrolink Pacific.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     Interactive Marketing Technology, Inc.
                                     a Nevada corporation


November 22, 2004               By:  /s/ Martin Goldrod
                                     ------------------------------------------
                                     Martin Goldrod, Chief Executive Officer